Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-58604),
(2)	Registration Statement (Form S-4 No. 333-46374 as amended by Post-effective Amendments on Form S-8),
(3)	Registration Statement (Form S-4 No. 333-54668 as amended by Post-Effective Amendments on Form S-8),
(4)	Registration Statement (Form S-8 No. 33-64776),
(5)	Registration Statement (Form S-8 No. 33-66036),
(6)	Registration Statement (Form S-8 No. 333-12475),
(7)	Registration Statement (Form S-8 No. 333-58211),
(8)	Registration Statement (Form S-8 No. 333-58203),
(9)	Registration Statement (Form S-8 No. 333-94543),
(10)	Registration Statement (Form S-8 No. 333-94569),
(11)	Registration Statement (Form S-8 No. 333-94551),
(12)	Registration Statement (Form S-8 No. 333-75532),
(13)	Registration Statement (Form S-8 No. 333-75540),
(14)	Registration Statement (Form S-8 No. 333-106026), and
(15)	Registration Statement (Form S-8 No. 333-115456);

of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Transocean Inc. and Subsidiaries, Transocean Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Transocean Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                           /s/ Ernst & Young LLP

Houston, Texas
March 14, 2005